UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2014

Investors Capital Holdings, Ltd.
 (Exact name of registrant as specified in its charter)

Delaware	333-43664	04-3284631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Six Kimball Lane, Suite 150
Lynnfield, MA 01940
(Address of principal executive offices)

Registrant’s telephone number, including area code: (800) 949-1422

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On July 11, 2014, Investors Capital Holdings, Ltd., or “ICH,” a Delaware corporation, announced that RCS Capital Corporation, or “RCAP,” a Delaware corporation, had completed its acquisition of ICH.  Pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of October 27, 2013, as amended as of February 28, 2014, referred to as the “merger agreement,” by and among ICH, RCAP and Zoe Acquisition, LLC, or “Merger Sub,” a Delaware limited liability company and a wholly-owned subsidiary of RCAP, ICH merged with and into Merger Sub, with Merger Sub surviving the merger and continuing as a subsidiary of RCAP under the name “Investors Capital Holdings, LLC,” referred to as the “merger.”  Pursuant to the merger agreement, each share of ICH common stock issued and outstanding immediately prior to the effective time of the merger (including shares of restricted ICH common stock and shares issued upon exercise of options to purchase shares of ICH common stock, but excluding any shares owned by ICH, RCAP or any of their wholly-owned subsidiaries) was converted into the right to receive, at the holder’s election, either $7.25 in cash, referred to as the “cash election consideration,” or 0.3334 of a share of RCAP Class A common stock, referred to as the “stock election consideration,” representing the quotient of $7.25 divided by the volume weighted average trading price of a share of RCAP Class A common stock for the five consecutive trading days immediately preceding the closing of the merger.  Holders who failed to make an election automatically received shares of RCAP Class A common stock.  No fractional shares of RCAP Class A common stock were issued under the merger agreement, and ICH stockholders will receive cash in lieu of fractional shares based on the same price per share of RCAP Class A common stock used to calculate the merger consideration.  The aggregate merger consideration payable in the merger was approximately $52.5 million, approximately $8.7 million of which payable in cash, and the remainder payable in approximately two million shares of RCAP Class A common stock.

The deadline for making elections was 5:00 p.m., New York City time, on July 7, 2014.   On July 11, 2014, as of immediately prior to the effective time of the merger, there were 7,238,309 shares of ICH common stock issued and outstanding.  Based on the final results of the elections:

●	holders of 1,054,986 shares of ICH common stock, representing approximately 14.57% of the shares of ICH common stock issued and outstanding as of immediately prior to the effective time of the merger, elected to receive the cash election consideration;

●	holders of 709,761 shares of ICH common stock, representing approximately 9.81% of the shares of ICH common stock issued and outstanding as of immediately prior to the effective time of the merger, elected to receive the stock election consideration; and

●	holders of 5,473,562 shares of ICH common stock, representing approximately 75.62% of the shares of ICH common stock issued and outstanding as of immediately prior to the effective time of the merger, failed to make a valid election prior to the election deadline, and therefore, pursuant to the merger agreement, were deemed to have elected to receive the stock election consideration.

Accordingly, holders of 6,183,323 shares of ICH common stock in the aggregate, representing approximately 85.43% of the shares of ICH common stock issued and outstanding as of immediately prior to the effective time of the merger, elected or were deemed to have elected to receive the stock election consideration.

In connection with the merger, all restricted shares of ICH common stock became fully vested and all options to purchase shares of ICH common stock were exercised for such shares, in each case, entitling the holders thereof to the merger consideration in accordance with the terms and conditions of the merger agreement.

Shares of ICH common stock that were owned by ICH were automatically cancelled, ceased to exist as of the effective time of the merger and were not entitled to receive any merger consideration.

At the effective time of the merger, holders of shares of ICH common stock ceased to have any rights as shareholders of ICH (other than the right to receive the merger consideration).

The foregoing description of the merger agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the merger agreement and the First Amendment to the merger agreement, copies of which were filed as exhibits to the Current Reports on Form 8-K filed by ICH on October 28, 2013 and February 28, 2014, respectively, and are incorporated herein by reference.

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the merger, the NYSE MKT was notified of the completion of the merger and was requested to file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, referred to as the “Exchange Act,” on Form 25 to delist the ICH common stock.  Additionally, ICH intends to file with the SEC a certification on Form 15 under the Exchange Act requesting that the ICH common stock be deregistered under Section 12(g) of the Exchange Act and that ICH’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated and suspended, respectively.

Item 3.03  Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 above in this Current Report on Form 8-K is incorporated by reference herein in response to this Item 3.03.

Item 5.01  Changes in Control of Registrant.

The information set forth in Item 2.01 above in this Current Report on Form 8-K is incorporated by reference herein in response to this Item 5.01.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the merger agreement, in connection with the merger, on July 11, 2014, each of William Atherton, Blaise Aguirre, James Crosson, Don Ingram, Robert Mazzarella, Rob Martin and Timothy Murphy resigned from the board of directors of ICH.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1
Agreement and Plan of Merger, dated as of October 27, 2013, by and among RCS Capital Corporation, Zoe Acquisition, LLC and Investors Capital Holdings, Ltd., incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed October 28, 2013.

2.2
First Amendment to Agreement and Plan of Merger, dated as of February 28, 2014, by and among RCS Capital Corporation, Zoe Acquisition, LLC and Investors Capital Holdings, Ltd., incorporated by reference to Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed March 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Investors Capital Holdings, Ltd.

Date: July 11, 2014	/s/ Timothy B. Murphy
Name: Timothy B. Murphy
Title: President and Chief Executive Officer